SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2003

PharmaNetics, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-25133	56-2098302
(Commission file Number)	(IRS Employer ID Number)

9401 Globe Center Drive, Morrisville, North Carolina 27560

(Address of principal executive offices)                                (Zip Code)

Registrant’s telephone number, including area code	919-582-2600

NA

(Former name or former address, if changed since last report)

Item 5. Other Events.

On September 16, 2003, PharmaNetics received approval from Nasdaq to transfer the listing of its shares of common stock from the Nasdaq National Market to the Nasdaq SmallCap Market, expected to become effective as of the start of trading on or about September 24, 2003. PharmaNetics elected to transfer to the Nasdaq SmallCap Market in order to ensure continuity of its Nasdaq listing, since the market value of its common stock has fallen below the $50 million requirement for continued listing on the Nasdaq National Market. Following the transfer, PharmaNetics common stock will continue to trade under the ticker symbol PHAR. The transfer to the Nasdaq SmallCap Market should not interrupt the trading of PharmaNetics common stock. Investors should experience no significant differences in the way they obtain stock price quotes or news about PharmaNetics. The Nasdaq SmallCap Market is fully automated, and provides real-time trade reporting and a marketplace for more than 800 companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2003	PHARMANETICS, INC. /s/ John P. Funkhouser John P. Funkhouser President and Chief Executive Officer